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                                                                   Exhibit 10(m)

               Summary of Additional Amendments to the Executive
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        Deferred Compensation Plan and the Directors' Deferred Fee Plan
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     The Executive Deferred Compensation Plan and the Directors' Deferred Fee
Plan were amended, effective November 23, 1998, to provide that each share unit in Accounts B or BB represents a measure of participation thereunder having a value equivalent to the value of (i) one share of FON Common Stock plus (ii) one-half share of PCS Common Stock, and all references to Sprint's "common stock" or to share units shall be treated as references to such measure of participation.

     The Executive Deferred Compensation Plan and the Directors' Deferred Fee Plan were also amended to permit investment by participants in share units representing either FON Common Stock (Accounts B and BB) or in share units representing PCS Common Stock (Accounts D and DD) and, effective for the 1999 plan year, to permit participants to transfer balances between such funds in the same manner and to the same extent as such transfers are allowed between Accounts A and AA and Accounts B and BB.